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                                                                   Exhibit 10.31


                               SEVERANCE AGREEMENT



                  THIS SEVERANCE AGREEMENT (the "Agreement") is made effective as of September 13, 2000, between JNI Corporation, a Delaware corporation ("JNI"), and TERRY FLANAGAN ("Employee").

                                    RECITALS

         A. Employee is presently employed as the President and Chief Executive Officer of JNI.

         B. The terms and conditions of Employee's employment with JNI are consistent with JNI's employment policies and practices.

         C. Employee and JNI desire to memorialize in writing their understanding regarding severance payments and vesting of options in the event of a termination "without cause" or voluntary resignation for "good reason."

         D. Employee and JNI acknowledge that this Agreement supersedes any and all other agreements, either oral or in writing, between Employee and JNI and/or Jaymark, Inc. and all other subsidiaries or affiliates of JNI with respect to the matters discussed herein, including, but not limited to, the Severance and Change of Control Agreement between JNI and Employee approved by the Board of Directors on September 1, 1999.

                                    AGREEMENT

                  In consideration of the promises and of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1.       EFFECT OF CERTAIN TERMINATIONS

                  1.1 SEVERANCE COMPENSATION. If Employee's employment is terminated without "cause," or Employee voluntarily resigns or retires with "good reason," then (i) JNI shall pay to Employee, on the normal payroll dates of JNI during the twelve-month period commencing on termination without cause or resignation with good reason, severance compensation in an amount equal to 12 months' base salary plus a prorata bonus for the year during which the termination or resignation occurs (based upon the performance standards and other factors which would have applied to Employee's bonus for the full year) and (ii) all options granted to Employee under JNI's 1997 Stock Option Plan or its 1999 Stock Option Plan which, as of the date of such termination without "cause" or voluntary resignation for "good reason," remain unexercised and unvested, shall, to the extent permissible by law, become immediately vested in full and exercisable otherwise in accordance with the terms of the stock option agreements relating to such options. Notwithstanding the foregoing, if it is determined that the amounts payable to Employee under this Agreement, when considered together with any other


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amounts payable to Employee, cause such payments to be treated as excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, JNI shall reduce the amount payable to Employee under this Section 1.1 to an amount that will not subject Employee to the imposition of tax under Section 4999 of the Internal Revenue Code.

                  1.2 CHANGE IN CONTROL. A "Change in Control" means (i) the acquisition by an individual person or entity acting in concert, directly or indirectly, through one transaction or a series of related transactions, of more than 50% of the outstanding voting securities of JNI, (ii) a merger or consolidation of JNI with or into another entity after which the stockholders of JNI immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity or (iii) a sale of all or substantially all of the assets of JNI.

                  1.3 TERMINATION FOR "CAUSE." For purposes of this Agreement, a termination for "cause" occurs if Employee is terminated for any of the following reasons: (i) theft, dishonesty, or falsification of JNI records; (ii) improper disclosure of JNI's confidential or proprietary information; (iii) Employee's failure or inability to perform any reasonable assigned duties after written notice from JNI of, and a reasonable opportunity cure, such failure or inability; or (iv) Employee's conviction of any criminal act which impairs his ability to perform his duties as an employee of JNI.

                  1.4 VOLUNTARY RESIGNATION FOR "GOOD REASON." Employee may terminate his employment with JNI with "good reason" by serving notice of his resignation or retirement to JNI with a description of the circumstances giving rise to the good reason. "Good reason" means (i) Employee's compensation, including salary, bonus and equity compensation, is materially reduced from the compensation level in effect for Employee during the prior year (or such shorter period of time as Employee was employed by JNI); (ii) any material diminution of Employee's titles, responsibilities or duties with the Company, including, but not limited to, the hiring of a new Chief Executive Officer (even if Employee participates in the selection of the new Chief Executive Officer to facilitate Employee's own voluntary retirement); or (iii) the occurrence of a Change of Control.

                  1.5 PAYMENT UPON DEATH OR DISABILITY. Neither death nor disability shall affect JNI's obligations hereunder.

                  1.6 HEALTH AND DENTAL COVERAGE. JNI will pay the monthly premiums to continue Employee under JNI's health and dental insurance coverage, including family coverage, for twelve (12) months from Employee's termination without "cause" or voluntary resignation for "good cause."

                  1.7 OTHER INSURANCE COVERAGE. JNI will continue coverage of Employee under JNI's long-term disability, accidental death and disability and life insurance plans, if any, for twelve (12) months from Employee's termination without "cause" or voluntary resignation for "good cause", provided JNI's insurance carriers allow for such coverage continuation.

                  1.8 LEASE. In the event of a termination without "cause" or voluntary resignation for "good reason," JNI will assume any remaining lease payments on Employee's


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San Diego apartment (which currently expires in 2001) and, to the extent practicable, take over the lease from Employee.

                  1.9 CONSULTING. During the twelve-month period following a termination without cause or a resignation for "good reason," Employee will make himself available on reasonable notice and at reasonable times to provide advice and other consulting services as and when requested by the new chief executive officer of JNI.

                  1.10 NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner).

         2.       GENERAL PROVISIONS.

                  2.1 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                  2.2 SUCCESSORS AND ASSIGNS. The rights and obligations of JNI under this Agreement shall ensure to the benefit of and shall be binding upon the successors and assigns of JNI. Employee shall not be entitled to assign any of his rights or obligations under this Agreement, other than to his estate as provided in Section 1.5.

                  2.3 APPLICABLE LAW. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of California.

                  2.4 AMENDMENTS. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in subsequent writing and signed by the parties thereto.

         IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EMPLOYEE:                                  JNI CORPORATION


/s/ TERRY M. FLANAGAN                    By: /s/ ERIC P. WENAAS
-----------------------------                  ---------------------------------
                                           Title: Chairman
                                                 -------------------------------
Address: 9775 Towne Center Drive         Address:  9775 Towne Centre Drive
        -------------------------                  San Diego, CA 92121
         San Diego, CA 92121
        -------------------------


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